                                                                     EXHIBIT 3.1

                            CERTIFICATE OF AMENDMENT

                                     TO THE

                   FIFTH RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                       ADVANCIS PHARMACEUTICAL CORPORATION

                     Pursuant to Section 242 of the General
                    Corporation Law of the State of Delaware

         Advancis Pharmaceutical Corporation, a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), does hereby certify:

         FIRST: The name of the Corporation is Advancis Pharmaceutical Corporation. A Certificate of Incorporation of the Corporation originally was filed by the Corporation with the Secretary of the State of Delaware on December 16, 1999 under the name of Advanced Pharma, Inc. A Restated Certificate of Incorporation of the Corporation was filed by the Corporation with the Secretary of the State of Delaware on January 7, 2000. A Second Restated Certificate of Incorporation was filed by the Corporation with the Secretary of the State of Delaware on November 13, 2000. A Third Restated Certificate of Incorporation was filed by the Corporation with the Secretary of the State of Delaware on April 24, 2001. A Certificate of Amendment to the Third Restated Certificate of Incorporation was filed by the Corporation with the Secretary of the State of Delaware on July 16, 2001. A Certificate of Amendment to the Third Restated Certificate of Incorporation was filed by the Corporation with the Secretary of the State of Delaware on July 20, 2001. A Fourth Restated Certificate of Incorporation was filed by the Corporation with the Secretary of the State of Delaware on October 25, 2001. A Certificate of Amendment to the Fourth Restated Certificate of Incorporation was filed by the Corporation with the Secretary of the State of Delaware on February 4, 2002. A Fifth Restated Certificate of Incorporation was filed by the Corporation with the Secretary of the State of Delaware on July 1, 2003 (the "Fifth Restated Certificate").

         SECOND: This Certificate of Amendment to the Fifth Restated Certificate of Incorporation (this "Amendment") was duly adopted and declared advisable by written consent of the Board of Directors of the Corporation in accordance with the applicable provisions of Sections 141 and 242 of the General Corporation Law of the State of Delaware, and was approved by written consent of the stockholders of the Corporation in accordance with the provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware.

         THIRD: ARTICLE III, Section A.6(b) of the Fifth Restated Certificate is hereby amended by adding a new Subsection A.6(b)(iii):

         For so long as BSHI (as defined below) owns at least 3,500,000 shares of Series E Stock, BSHI shall have the exclusive right to elect one (1) member to the Board of Directors (the "BSHI DIRECTOR"). The exclusive voting right of BSHI, contained in this Section A.6(b), may be exercised at a special meeting of the Designated Preferred Stockholders called as provided in accordance with the Bylaws of the Corporation, at any annual or special meeting of the stockholders of the Corporation, or by written consent of such Designated Preferred Stockholders in lieu of a meeting. The BSHI Director elected pursuant to this Section A.6(b) shall serve from the date of his or her election and qualification until his or her successor has been duly elected and qualified. For purposes of this Article III, Section A.6(b)(iii), "BSHI" shall mean, collectively, Bear Stearns Health Innoventures, L.P.; Bear Stearns Health Innoventures, L.P.; Bear Stearns Health Innoventures Offshore, L.P.; BSHI Members, L.L.C.; Bear Stearns Health Innoventures Employee Fund, L.P. and BX, L.P.

         FOURTH: The first sentence of ARTICLE V of the Fifth Restated Certificate is hereby deleted and replaced with the following:

         Subject to the provisions of Sections A.6(b) and A.6(c) of Article III hereof, the number of directors of the Board of Directors shall be not in excess of eight (8) persons, two (2) of whom shall be Preferred Directors, as defined in Section A.6(b)(i) of Article III hereof, and one of whom shall be the BSHI Director, as defined in Section A.6(b)(iii) of Article III hereof.

                   [signatures appear on the following page]

         IN WITNESS WHEREOF, Advancis Pharmaceutical Corporation has caused this Certificate of Amendment to the Fifth Restated Certificate of Incorporation of Advancis Pharmaceutical Corporation to be signed in its name and on its behalf by its President and attested by its Secretary as of the 25th day of July, 2003.

ATTEST:                                  ADVANCIS PHARMACEUTICAL
                                         CORPORATION

/s/ Steven A. Shallcross                 By: /s/ Edward M. Rudnic
------------------------------               ---------------------------------
Steven A. Shallcross, Secretary              Edward M. Rudnic, Ph.D., President

                   FIFTH RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                       ADVANCIS PHARMACEUTICAL CORPORATION

                  ADVANCIS PHARMACEUTICAL CORPORATION (the "CORPORATION"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "GENERAL CORPORATION LAW"), hereby certifies as follows:

                  FIRST:   The name of the Corporation is Advancis
Pharmaceutical Corporation. A Certificate of Incorporation of the Corporation originally was filed by the Corporation with the Secretary of the State of Delaware on December 16, 1999 under the name of Advanced Pharma, Inc. A Restated Certificate of Incorporation of the Corporation was filed by the Corporation with the Secretary of the State of Delaware on January 7, 2000. A Second Restated Certificate of Incorporation was filed by the Corporation with the Secretary of the State of Delaware on November 13, 2000. A Third Restated Certificate of Incorporation was filed by the Corporation with the Secretary of the State of Delaware on April 24, 2001. A Certificate of Amendment to the Third Restated Certificate of Incorporation was filed by the Corporation with the Secretary of the State of Delaware on July 16, 2001. A Certificate of Amendment to the Third Restated Certificate of Incorporation was filed by the Corporation with the Secretary of the State of Delaware on July 20, 2001. A Fourth Restated Certificate of Incorporation was filed by the Corporation with the Secretary of the State of Delaware on October 25, 2001. A Certificate of Amendment to the Fourth Restated Certificate of Incorporation was filed by the Corporation with the Secretary of the State of Delaware on February 4, 2002.

                  SECOND: This Fifth Restated Certificate of Incorporation restates and integrates and further amends the Fourth Restated Certificate of Incorporation of the Corporation, was duly adopted in accordance with the provisions of Sections 242 and 245 of the Delaware General Corporation Law, and was approved by written consent of the stockholders of the Corporation given in accordance with the provisions of Section 228 of the General Corporation Law (prompt notice of such action having been given to those stockholders who did not consent in writing).

                  THIRD:   The text of the Fourth Restated Certificate of
Incorporation of the Corporation is hereby restated and amended to read in its entirety as follows:

                                   ARTICLE I
                                      Name

                  The name of the corporation is Advancis Pharmaceutical Corporation.

                                   ARTICLE II
                                     Purpose

                  The Corporation is organized to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law.

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                                   ARTICLE III
                                  Capital Stock

                  (a) Authorization. The total number of shares of all classes of stock which the Corporation shall have authority to issue is 68,565,555 consisting of 27,565,555 shares of Preferred Stock, par value $.01 per share (the "PREFERRED STOCK"), and 41,000,000 shares of Common Stock, par value $.01 per share (the "COMMON STOCK").

                  (b) The Preferred Stock may be issued in any number of series, including without limitation the Series A Stock, the Series B Stock, the Series C Stock, the Series D Stock and the Series E Stock (as such terms are defined in Section A.1) and any other series designated by the Board of Directors of the Corporation (the "BOARD OF DIRECTORS") pursuant to Section B.1, subject to Section A.6(c) hereof.

                                     PART A.
                      SERIES A CONVERTIBLE PREFERRED STOCK,
                      SERIES B CONVERTIBLE PREFERRED STOCK,
                      SERIES C CONVERTIBLE PREFERRED STOCK
                    SERIES D CONVERTIBLE PREFERRED STOCK AND
                      SERIES E CONVERTIBLE PREFERRED STOCK

                  A.1. Designation and Amount. The Preferred Stock of the Corporation shall be designated as follows: (a) 2,000,000 shares of Preferred Stock are designated as Series A Convertible Preferred Stock (the "SERIES A STOCK"), (b) 2,000,000 shares of Preferred Stock are designated as Series B Convertible Preferred Stock (the "SERIES B STOCK"), (c) 4,010,000 shares of Preferred Stock are designated as Series C Convertible Preferred Stock (the "SERIES C STOCK"), and (d) 7,999,999 shares of Preferred Stock are designated as Series D Convertible Preferred Stock (the "SERIES D STOCK") and (e) 11,555,556 shares of Preferred Stock are designated Series E Convertible Preferred Stock (the "SERIES E STOCK"). The Series A Stock, the Series B Stock, Series C Stock, the Series D Stock, and the Series E Stock are collectively referred to as the "DESIGNATED PREFERRED STOCK." The powers, terms, conditions, designations, preferences and privileges, relative, participating, optional and other special rights, and qualifications, limitations and restrictions, if any, of the Designated Preferred Stock shall be as set forth herein.

                  A.2. Ranking. The Corporation's Designated Preferred Stock shall rank, as to dividends and upon Liquidation (as defined in Section A.4(b) hereof), equally with each other and senior and prior to the Corporation's Common Stock and to all other classes or series of stock issued by the Corporation, except as otherwise approved by the affirmative vote or consent of the holders of shares of Designated Preferred Stock pursuant to Section A.6(c) hereof.

                  A.3.     Dividend Provisions.

                           (a)      The holders of shares of Designated
Preferred Stock shall be entitled to receive, when and as declared or paid by the Board of Directors on any shares of Designated Preferred Stock, out of funds legally available at such time for that purpose, dividends and distributions (whether in cash, property or securities of the Corporation, including subscription or other rights to acquire securities of the Corporation). Whenever any dividend

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may be declared or paid on any shares of Designated Preferred Stock, the Board of Directors shall also declare and pay a dividend on the same terms, at the same rate and in like kind upon each other share of Designated Preferred Stock then outstanding, so that all outstanding shares of Designated Preferred Stock will participate equally with each other ratably per share (calculated as provided in Section A.3(b) hereof). Whenever any dividend, whether in cash or property or in securities of the Corporation (or subscription or other rights to purchase or acquire securities of the Corporation), may be declared or paid on:
(i) any shares of the Common Stock, the Board of Directors shall also declare and pay a dividend on the same terms, at the same rate and in like kind upon each share of Designated Preferred Stock then outstanding so that all outstanding shares of Designated Preferred Stock will participate in such dividend ratably with such shares of Common Stock (calculated as provided in Section A.3(b) hereof); or (ii) any shares of Preferred Stock (other than the Designated Preferred Stock), the Board of Directors shall also declare and pay a dividend on the same terms, at the same or equivalent rate (based on the number of shares of Common Stock into which such Preferred Stock is then convertible, if applicable, or, otherwise, the relative liquidation preference per share, as compared with the Designated Preferred Stock then outstanding) and in like kind upon each share of Designated Preferred Stock then outstanding, so that all Designated Preferred Stock will participate in such dividend ratably with such other shares of Preferred Stock.

                           (b)      In connection with any dividend declared or
paid hereunder, each share of Designated Preferred Stock shall be deemed to be that number of shares (including fractional shares) of Common Stock into which it is then convertible, rounded up to the nearest one-tenth of a share. No fractional shares of capital stock shall be issued as a dividend hereunder. The Corporation shall pay a cash adjustment for any such fractional interest in an amount equal to the fair market value thereof on the last Business Day (as defined in Section A.8 hereof) immediately preceding the date for payment of dividends, as determined by the Board of Directors in good faith.

                  A.4.     Liquidation Rights.

                           (a)      With respect to rights on Liquidation (as
defined in Section A.4(b) hereof), the Designated Preferred Stock shall rank equally with each other and senior and prior to the Corporation's Common Stock and to all other classes or series of stock issued by the Corporation, except as otherwise approved by the affirmative vote or consent of the holders of Designated Preferred Stock pursuant to Section A.6(c) hereof.

                           (b)      In the event of any liquidation, dissolution
or winding-up of the affairs of the Corporation (each, a "LIQUIDATION"), the holders of shares of Designated Preferred Stock then outstanding (the "DESIGNATED PREFERRED STOCKHOLDERS") shall be entitled to receive out of the assets of the Corporation legally available for distribution to its stockholders, whether from capital, surplus or earnings, before any payment shall be made to the holders of Common Stock or any other class or series of stock ranking on Liquidation junior to such Designated Preferred Stock, an amount per share equal to the Original Purchase Price for such Designated Preferred Stock (as defined in Section A.8 hereof), plus 10% per annum thereon, compounded annually, for each share of Designated Preferred Stock from the Original Issuance Date for such Designated Preferred Stock (as defined in Section A.8 hereof) until the date of Liquidation, plus, in each case, an amount equal to any declared but unpaid dividends thereon pursuant to

Section A.3(a) hereof. For purposes of clarification, no provision of this Section A.4(b) or any other provision set forth in this certificate is intended to imply that Section A.3(a) provides for automatic or cumulative dividends.

                           (c)      If, upon any Liquidation, the assets of the
Corporation available for distribution to its stockholders shall be insufficient to pay the Designated Preferred Stockholders the full amount as to which each of them shall be entitled, then the Designated Preferred Stockholders shall share ratably in any distribution of assets according to the respective amounts which would be payable to them in respect of the shares held upon such distribution if all amounts payable on or with respect to such shares were paid in full.

                           (d)      In the event of any Liquidation, after
payment shall have been made to the Designated Preferred Stockholders of the full amount to which they shall be entitled pursuant to Section A.4(b), with respect to each other class or series of capital stock (other than Common Stock) ranking on Liquidation junior to such Designated Preferred Stock (in descending order of seniority), the Designated Preferred Stockholders, as a class, shall be entitled to receive an amount equal (and in like kind) to the aggregate preferential amount fixed for each such junior class or series of capital stock, which amount shall be distributed among the Designated Preferred Stockholders in an equal amount per share of the Designated Preferred Stock then outstanding. If, upon any Liquidation, the assets of the Corporation available for distribution to its stockholders shall be insufficient to pay the Designated Preferred Stockholders and a class or series of capital stock (other than the Common Stock) junior to the Designated Preferred Stock the full amounts to which they shall be entitled pursuant to the next preceding sentence, the holders of the Designated Preferred Stock and such other class or series of capital stock shall share ratably in any distribution of assets according to the respective preferential amounts fixed for the Designated Preferred Stock (pursuant to Section A.4(b)) and such junior class or series of capital stock which would be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full.

                           (e)      In the event of any Liquidation, after
payments shall have been made to the Designated Preferred Stockholders of the full amount to which they shall be entitled as aforesaid, and after all preferential payments shall have been made to each junior class or series of capital stock as aforesaid, the Designated Preferred Stockholders as a class shall be entitled to share ratably (calculated with respect to such Designated Preferred Stock as provided in the next sentence) with the holders of Common Stock (the "COMMON STOCKHOLDERS") in all remaining assets of the Corporation available for distribution to its stockholders. For purposes of calculating the amount of any payment to be paid upon any such Liquidation, each share of such Designated Preferred Stock shall be deemed to be that number of shares (including fractional shares) of Common Stock into which it is then convertible, rounded to the nearest one-tenth of a share.

                           (f)      (i)     In the event of and simultaneously
with the closing of an Event of Sale (as hereinafter defined), the Corporation shall (unless waived pursuant to Section A.4(f)(v) or otherwise prevented by law) redeem all of the shares of Designated Preferred Stock then outstanding for a cash amount per share determined as set forth herein (the "SPECIAL LIQUIDATION PRICE," said redemption being referred to herein as a "SPECIAL LIQUIDATION"). For all purposes of this Section A.4(f), the Special Liquidation Price shall be equal to that amount per share which would be received by each Designated Preferred Stockholder if, in connection with an Event of Sale, all the consideration paid in exchange for the assets or the shares of capital stock (as the case may be) of the Corporation were actually paid to and received by the Corporation and the Corporation were immediately thereafter liquidated and its assets distributed pursuant to Sections A.4(a) through (e) hereof. To the extent that one or more redemptions (as described in Section A.5 hereof) and/or Special Liquidations are occurring concurrently, the Special Liquidation under this Section A.4(f) shall be deemed to occur first. The date upon which the Special Liquidation shall occur is sometimes referred to herein as the "SPECIAL LIQUIDATION DATE".

                                    (ii)     At any time on or after the Special
Liquidation Date, a Designated Preferred Stockholder shall be entitled to receive the Special Liquidation Price for each such share of Designated Preferred Stock owned by such holder. Subject to the provisions of Section A.4(f)(iii)) hereof, payment of the Special Liquidation Price will be made upon actual delivery to the Corporation or its transfer agent of the certificate representing such shares of Designated Preferred Stock.

                                    (iii)    If on the Special Liquidation Date
less than all the shares of Designated Preferred Stock then outstanding may be legally redeemed by the Corporation, the Special Liquidation shall be pro rata with respect to such Designated Preferred Stock based upon the number of outstanding shares of Designated Preferred Stock then owned by each holder thereof.

                                    (iv)     On and after any Special
Liquidation Date, all rights in respect of the shares of Designated Preferred Stock to be redeemed shall cease and terminate except the right to receive the applicable Special Liquidation Price as provided herein, and such shares of Designated Preferred Stock shall no longer be deemed to be outstanding, whether or not the certificates representing such shares of Designated Preferred Stock have been received by the Corporation; provided, however, that, if the Corporation defaults in the payment of the Special Liquidation Price with respect to any Designated Preferred Stock, the rights of the holder(s) thereof with respect to such shares of Designated Preferred Stock shall continue until the Corporation cures such default.

                                    (v)      Anything contained herein to the
contrary notwithstanding, the provisions of this Section A.4(f) may be waived by the holders of a majority in voting power of the shares of Designated Preferred Stock then outstanding, by delivery of written notice of waiver to the Corporation prior to the closing of any Event of Sale, in which event the Corporation shall not redeem any shares of Designated Preferred Stock pursuant to this Section A.4(f).

                                    (vi)     Any notice required to be given to
the holders of shares of Designated Preferred Stock pursuant to Section A.7(f) hereof in connection with an Event of Sale shall include a statement by the Corporation of (A) the Special Liquidation Price which each Designated Preferred Stockholder shall be entitled to receive upon the occurrence of a Special Liquidation under this Section A.4(f) and (B) the extent to which the Corporation will, if at all, be legally prohibited from paying each holder of Designated Preferred Stock the Special Liquidation Price.

                                    (vii)    For purposes of this Section
A.4(f), an "EVENT OF SALE" shall mean (A) the merger or consolidation of the Corporation into or with another corporation, partnership, joint venture, trust or other entity, or the merger or consolidation of any corporation into or with the Corporation (in which consolidation or merger the stockholders of the Corporation receive distributions of cash or securities as a result of such consolidation or merger in complete exchange for their shares of capital stock of the Corporation), or (B) the sale or other disposition of all or substantially all the assets of the Corporation unless, upon consummation of such merger, consolidation or sale of assets, the holders of voting securities of the Corporation immediately prior to such transaction continue to own directly or indirectly not less than a majority of the voting power of the surviving corporation.

                  A.5.     Redemption.

                           (a)      At the request of the holder or holders of a
majority of the shares of Designated Preferred Stock then outstanding (individually, a "REQUESTING HOLDER" and, collectively, the "REQUESTING HOLDERS") made at any time after December 31, 2003, the Corporation shall redeem on the Redemption Date (as such term is defined in Section A.5(c) hereof) unless otherwise prevented by law, at a redemption price per share equal to the Original Purchase Price for such Designated Preferred Stock, plus an amount equal to any declared but unpaid dividends thereon, up to twenty-five percent (25%) of the Designated Preferred Stock owned of record by such Requesting Holder at the time that such request is made, and in each subsequent year thereafter (upon the anniversary of the Redemption Date) up to twenty-five percent (25%) of the Designated Preferred Stock that was owned of record by such Requesting Holder on the Redemption Date, plus that number of shares of Designated Preferred Stock that such Requesting Holder could have required the Corporation to have redeemed in the year or years following the Redemption Date pursuant to this Section A.5(a), but elected not to have redeemed. Each Requesting Holder who desires to have any of the Designated Preferred Stock owned of record by such Requesting Holder redeemed shall specify in a written notice to the Corporation the number of shares which the Requesting Holder elects to redeem (a "REDEMPTION NOTICE"), in accordance with Section A.5(c) hereof. The total sum payable per share of Designated Preferred Stock on the Redemption Date or on the subsequent anniversaries of the Redemption Date, as the case may be, is hereinafter referred to as the "REDEMPTION PRICE," and the payment to be made on the Redemption Date is hereinafter referred to as the "REDEMPTION PAYMENT." Notwithstanding any limitations specified in this Section A.5, in the event that the Corporation at any time materially breaches any of its representations, warranties, covenants and/or agreements as set forth in (i) that certain Convertible Preferred Stock Purchase Agreement dated January 7, 2000 among the Corporation and the signatories thereto (the "STOCK PURCHASE AGREEMENT"), (ii) that certain Series B Convertible Preferred Stock Purchase Agreement dated November 13, 2000 among the Corporation and the signatories thereto (the "SERIES B STOCK PURCHASE AGREEMENT"), (iii) that certain Series C Convertible Preferred Stock Purchase Agreement dated April 24, 2001 among the Corporation and the signatories thereto (the "SERIES C STOCK PURCHASE AGREEMENT"), (iv) that certain Series D Convertible Preferred Stock Purchase Agreement dated October 25, 2001 among the Corporation and the signatories thereto (the "SERIES D STOCK PURCHASE AGREEMENT"), (v) that certain Series E Convertible Preferred Stock Purchase Agreement dated of even date herewith among the Corporation and the signatories thereto (the "SERIES E STOCK PURCHASE AGREEMENT") or (vi) that certain Fourth Amended and Restated Stockholders' Agreement, dated of even date herewith, among the

Corporation and those holders of Designated Preferred Stock of the Corporation listed on Schedule 1 thereto, and entered into contemporaneously with the filing of this Fifth Restated Certificate, within the applicable survival periods set forth in such Agreements, the holders of a majority of the shares of Designated Preferred Stock then outstanding shall have the right to elect, at their sole discretion, if any such breach is not cured by the sixtieth (60th) day after receipt by the Corporation of notice of such breach from a holder of Designated Preferred Stock, to accelerate the maturity of their rights under this Section
A.5 and immediately redeem all, but not less than all, of the issued and outstanding shares of Designated Preferred Stock. With respect to a breach of which the Corporation is aware or reasonably should be aware, such sixty (60) day period within which the Corporation shall have the right to cure such breach shall be deemed to have commenced on the tenth (10th) day after the occurrence of such breach, irrespective of notice of such breach from an Investor, if the Corporation shall not have notified the Investors of such breach by such date.

                           (b)      On and after the Redemption Date, all rights
of any Requesting Holder with respect to those shares of Designated Preferred Stock being redeemed by the Corporation pursuant to Section A.5(a), except the right to receive the Redemption Price per share of Designated Preferred Stock as hereinafter provided, shall cease and terminate, and such shares of Designated Preferred Stock shall no longer be deemed to be outstanding, whether or not the certificates representing such shares have been received by the Corporation; provided, however, that, notwithstanding anything to the contrary set forth herein, (i) if the Corporation defaults in the payment of the Redemption Payment, the rights of the Requesting Holder with respect to such shares of Designated Preferred Stock shall continue until the Corporation cures such default, and (ii) without limiting any other rights a Requesting Holder, upon the occurrence of a subsequent Liquidation or Event of Sale, with respect to the shares of Designated Preferred Stock in respect of which no Redemption Payment has been received by a Requesting Holder, such Requesting Holder shall be accorded the rights and benefits set forth in Section A.4 hereof in respect of such remaining shares, as if no prior redemption request had been made.

                           (c)      Each Requesting Holder shall send its
Redemption Notice pursuant to this Section A.5 by first-class, certified mail, return receipt requested, postage prepaid, to the Corporation at its principal place of business or to any transfer agent of the Corporation. Within five (5) business days of receipt of a Redemption Notice, the Corporation shall notify in writing all other Designated Preferred Stockholders of the request by a Requesting Holder for the redemption of Designated Preferred Stock (the "CORPORATION NOTICE"). If any other Designated Preferred Stockholder desires to have redeemed all or any portion of the Designated Preferred Stock owned of record by such Designated Preferred Stockholder, each such Designated Preferred Stockholder shall send a Redemption Notice to the Corporation postmarked within five (5) business days after the receipt of the Corporation Notice, and such Designated Preferred Stockholder shall be deemed to be a Requesting Holder. On the twentieth (20th) business day following the date upon which the Corporation received the first Redemption Notice from a Requesting Holder, the Corporation shall pay each Requesting Holder the applicable Redemption Price pursuant to the terms of Section A.5(a), provided that the Corporation or its transfer agent has received the certificate(s) representing the shares of Designated Preferred Stock to be redeemed. Such payment date shall be referred to herein as the "REDEMPTION DATE." If, on the Redemption Date, less than all the shares of Designated Preferred Stock requested to be redeemed may be legally redeemed by the Corporation, the redemption of such Designated

Preferred Stock shall be pro rata based upon the number of shares of Designated Preferred Stock requested to be redeemed by each Requesting Holder thereof, subject to the twenty-five percent (25%) limitation set forth in Section A.5(a) hereof, if applicable, and any shares of Designated Preferred Stock not redeemed shall be redeemed, at the holder's election, on any date following such Redemption Date on which the Corporation may lawfully redeem such shares, again subject to such twenty-five percent (25%) limitation, if applicable. The Corporation shall redeem (unless otherwise prevented by law) the shares of Designated Preferred Stock being redeemed by each Requesting Holder on the Redemption Date and the Corporation shall promptly advise each Requesting Holder of such Redemption Date or of the relevant facts applicable thereto preventing such redemption. Upon redemption of only a portion of the number of shares covered by a Designated Preferred Stock certificate, the Corporation shall issue and deliver to or upon the written order of the holder of such Designated Preferred Stock certificate, at the expense of the Corporation, a new certificate covering the number of shares of the Designated Preferred Stock representing the unredeemed portion of the Designated Preferred Stock certificate, which new certificate shall entitle the holder thereof to all the rights, powers and privileges of a holder of such shares.

                           (d)      Shares of the Designated Preferred Stock are
not subject to or entitled to the benefit of any sinking fund.

                  A.6.     Voting.

                           (a)      In addition to any other rights provided for
herein or by law, the Designated Preferred Stockholders shall be entitled to vote, together with the Common Stockholders as one class, on all matters as to which Common Stockholders shall be entitled to vote, in the same manner and with the same effect as such Common Stockholders. In any such vote, each share of Designated Preferred Stock shall entitle the holder thereof to the number of votes per share that equals the number of shares of Common Stock (including fractional shares) into which each such share of Designated Preferred Stock is then convertible, rounded up to the nearest one-tenth of a share.

                           (b)      (i)     In addition to the rights specified
in Section A.6(a), the holders of a majority in voting power of the Designated Preferred Stock, voting as a separate class, shall have the exclusive right to elect two (2) members to the Board of Directors ("PREFERRED DIRECTORS"). In any election of Preferred Directors pursuant to this Section A.6(b), each Designated Preferred Stockholder shall be entitled to one vote for each share of the Designated Preferred Stock held, and no Designated Preferred Stockholder shall be entitled to cumulate its votes by giving one candidate more than one vote per share. The exclusive voting right of the Designated Preferred Stockholders, contained in this Section A.6(b), may be exercised at a special meeting of the Designated Preferred Stockholders called as provided in accordance with the Bylaws of the Corporation, at any annual or special meeting of the stockholders of the Corporation, or by written consent of such Designated Preferred Stockholders in lieu of a meeting. The Preferred Directors elected pursuant to this Section A.6(b) shall serve from the date of their election and qualification until their successors have been duly elected and qualified.

                           (ii)     A vacancy in the directorships to be elected
by the Designated Preferred Stockholders pursuant to Section A.6(b)(i), may be filled only by a vote at a meeting called in accordance with the Bylaws of the Corporation or written consent in lieu of such meeting of (A) in the case of a vote of such Designated Preferred Stockholders at a stockholders' meeting, the holders of at least a majority in voting power of such Designated Preferred Stock or (B) in the case of written consent in lieu of a meeting, the holders of at least a majority of the voting power of such Designated Preferred Stock.

                           (c)      The Corporation shall not, without the
affirmative approval of the holders of shares representing at least a majority of the voting power of the Designated Preferred Stock then outstanding, (determined as set forth in the second sentence of Section A.6(a) hereof), acting separately from the holders of Common Stock or any other securities of the Corporation (the "NECESSARY HOLDERS"), given by written consent in lieu of a meeting or by vote at a meeting called for such purpose, for which meeting or approval by written consent timely and specific notice (a "NOTICE") shall have been given to each holder of such Preferred Stock, in the manner provided in the Bylaws of the Corporation:

                                    (i)      sell, abandon, transfer, lease or
otherwise dispose of all or substantially all of its properties or assets other than in the ordinary course of its business;

                                    (ii)     purchase, lease or otherwise
acquire all or substantially all of the assets of another entity;

                                    (iii)    except as otherwise required by
this Fifth Restated Certificate of Incorporation, declare or pay any dividend or make any distribution with respect to shares of its capital stock (whether in cash, shares of capital stock or other securities or property);

                                    (iv)     except as otherwise required by
this Fifth Restated Certificate of Incorporation or in any agreement, approved by the Board of Directors, with a director, officer, employee, consultant or independent contractor of or to the Corporation providing for the repurchase of any of its capital stock owned by such director, officer, employee, consultant or independent contractor at the option of the Corporation, provided that such agreements are either: (A) set forth on Schedule 5.2 to the Series A Stock Purchase Agreement, on Schedule 5.2 to the Series B Stock Purchase Agreement, on
Schedule 5.2 to the Series C Stock Purchase Agreement, or on Schedule 5.2 to the Series D Stock Purchase Agreement or on Schedule 5.2 to the Series E Stock Purchase Agreement, or (B) entered into pursuant to any stock option plan which has been adopted by the Corporation and approved by the Board of Directors and by the holders of at least a majority of the combined voting power of the Designated Preferred Stock then outstanding (including any outstanding shares of Common Stock issued upon conversion thereof), and the form of option agreement under such stock option satisfactory in form and in substance, except for immaterial changes thereto made from time to time by officers of the Corporation, to the Board of Directors and by the holders of at least a majority of the combined voting power of the Designated Preferred Stock then outstanding (including any outstanding shares of Common Stock issued upon conversion thereof), make any payment on account of the purchase, redemption or other retirement of any share of capital stock of the Corporation, or distribute to Common Stockholders shares of the

Corporation's capital stock (other than Common Stock) or other securities of other entities, evidences of indebtedness issued by the Corporation or other entities, or other assets or options or rights (excluding options to purchase and rights to subscribe for shares of Common Stock or the securities of the Corporation convertible into or exchangeable for shares of Common Stock);

                                    (v)      merge or consolidate with or into,
or permit any subsidiary to merge or consolidate with or into, any other corporation, corporations or other entity or entities;

                                    (vi)     voluntarily dissolve, liquidate or
wind-up or carry out any partial liquidation or distribution or transaction in the nature of a partial liquidation or distribution;

                                    (vii)    in any manner alter or change the
designations, powers, preferences, rights, qualifications, limitations or restrictions of the Designated Preferred Stock;

                                    (viii)   take any action to cause any
amendment, alteration or repeal of any of the provisions of this Fifth Restated Certificate of Incorporation or the Bylaws of the Corporation;

                                    (ix)     except for the issuance of capital
stock or other securities constituting shares of Excluded Stock (as defined in Section A.7(d)(ii) below), authorize, designate, create, issue or agree to issue any equity or debt security of the Corporation or any security, right, option or warrant convertible into, or exercisable or exchangeable for, shares of the capital stock of the Corporation or any capitalized lease with an equity feature with respect to the capital stock of the Corporation;

                                    (x)      amend, modify or terminate any
stock option plan of the Corporation or any stock option agreement or restricted stock purchase agreement entered into between the Corporation and its employees, directors or consultants, except for immaterial changes made thereto from time to time by officers of the Corporation;

                                    (xi)     accelerate the vesting schedule or
exercise date or dates of any such options or in any stock option agreement entered into between the Corporation and its directors, officers, employees, consultants or independent contractors, or waive or modify the Corporation's repurchase rights with respect to any shares of the Corporation's stock issuable pursuant to any restricted stock purchase agreement entered into between the Corporation and its directors, officers, employees, consultants or independent contractors.

                                    (xii)    grant any stock options with an
exercise price per share of less than the fair market value of such share on the date of such grant (as determined by the Board of Directors of the Corporation) or issue or sell capital stock of the Corporation pursuant to restricted stock awards or restricted stock purchase agreements at a price per share less than the fair market value of such share on the date of such issuance or sale (as determined by the Board of Directors of the Corporation);

                                    (xiii)   increase the number of directors of
which the Board of Directors consists;

                                    (xiv)    enter into any financing
arrangement in excess of $500,000 including, without limitation, loan agreements, credit lines, letters of credit or capitalized leases;

                                    (xv)     except as specifically described in
a budget previously approved by the Necessary Holders enter into any contract, agreement or license or series of related contracts, agreements or licenses in excess of $750,000 whether in a single disbursement or a series of related disbursements;

                                    (xvi)    enter into any transaction or
agreement with any officer or director of the Corporation or with any corporation, partnership or other organization (an "OUTSIDE ENTITY") in which one or more of the officers or directors of the Corporation is an officer or director of, or has a financial interest in, such Outside Entity;

                                    (xvii)   enter into or become subject to any
agreement which restricts or purports to restrict the Corporation from engaging or otherwise competing in any material aspect of its business other than pursuant to a duly authorized license agreement of the Corporation's intellectual property;

                                    (xviii)  take any action or enter into any
other transaction outside the ordinary course of business or effect any material change in the conduct or operation of the Corporation's business;

                                    (xix)    establish or approve of any
Corporation policies delegating or delineating the authority of any officer or employee to act on behalf of the Corporation outside of the ordinary course of business;

                                    (xx)     appoint, terminate or remove the
Chief Executive Officer or President or the Chief Financial Officer, Treasurer or Vice President-Finance without the approval of the Board of Directors;

                                    (xxi)    adopt and amend the budgets of the
Corporation and authorize budget variances for expenditures in excess of ten percent (10%) without the approval of the Board of Directors;

                                    (xxii)   adopt and materially amend the
strategic or business plan of the Corporation without the approval of the Board of Directors; or

                                    (xxiii)  take any action to cause any
amendment, alteration or repeal of any of the provisions of the Bylaws of the Corporation, or any of its subsidiaries with the exception of ministerial amendments which would not have any adverse affect on the Designated Preferred Stock.

                           (d)      The Corporation shall not, without the
affirmative approval of a majority of the Board of Directors, given by written consent in lieu of a meeting or by vote at a meeting called for such purpose:

                                    (i)      enter into any financing
arrangement in excess of $250,000 including, without limitation, loan agreements, credit lines, letters of credit or capitalized leases; or

                                    (ii)     initiate, enter into or amend any
agreement or arrangement pertaining to employment with or engagement by the Corporation where such agreement or arrangement provides for either the employment of any officer of the Corporation regardless of compensation, or compensation for any single individual greater than or equal to $150,000 in the aggregate, on an annual or annualized basis.

                  A.7.     Conversion.

                           (a)      (i)      Any Designated Preferred
Stockholder shall have the right, at any time or from time to time, to convert any or all of its Designated Preferred Stock into that number of fully paid and nonassessable shares of Common Stock for each share of Designated Preferred Stock so converted equal to the quotient of the Original Purchase Price for such share divided by the Conversion Price for such share (as defined in Section A.7(d) hereof), as last adjusted and then in effect, rounded up to the nearest one-tenth of a share; provided, however, that cash shall be paid in lieu of the issuance of fractional shares of Common Stock, as provided in Section A.7(c)(ii) hereof.

                                    (ii)     Any Designated Preferred
Stockholder who exercises the right to convert shares of Designated Preferred Stock into shares of Common Stock, pursuant to this Section A.7, shall be entitled to payment of all declared but unpaid dividends payable with respect to such Designated Preferred Stock pursuant to Section A.3(a) herein, up to and including the Conversion Date (as defined in Section A.7(b)(ii) hereof).

                           (b)      (i)      Any Designated Preferred
Stockholder may exercise the right to convert such shares into Common Stock pursuant to this Section A.7 by delivering to the Corporation during regular business hours, at the office of the Corporation or any transfer agent of the Corporation or at such other place as may be designated by the Corporation, the certificate or certificates for the shares to be converted (the "DESIGNATED PREFERRED CERTIFICATE"), duly endorsed or assigned in blank to the Corporation (if required by it).

                                    (ii)     Each Designated Preferred
Certificate shall be accompanied by written notice stating that such holder elects to convert such shares and stating the name or names (with address) in which the certificate or certificates for the shares of Common Stock (the "COMMON CERTIFICATE") are to be issued. Such conversion shall be deemed to have been effected on the date when such delivery is made, and such date is referred to herein as the "CONVERSION DATE." In the event that the Corporation receives a notice pursuant to this Section A.7(b) which affects the conversion of seventy-five percent (75%) or more of the Designated Preferred Stock (a "SUPERMAJORITY NOTICE"), then, without any action on the part of the holders of any remaining shares of Designated Preferred Stock, each share of Designated Preferred Stock then outstanding shall be deemed automatically converted pursuant to the terms of this Section A.7 as of the Conversion Date in connection with the Supermajority Notice and all holders of the Designated Preferred Stock shall thereafter be treated as if each such holder had delivered to the Corporation a notice pursuant to this Section A.7(b).

                                    (iii)    As promptly as practicable
thereafter, the Corporation shall issue and deliver to or upon the written order of such holder, at the place designated by such holder, a certificate or certificates for the number of full shares of Common Stock to which such holder is entitled and a check or cash in respect of any fractional interest in any shares of Common Stock, as provided in Section A.7(c)(ii) hereof, payable with respect to the shares so converted up to and including the Conversion Date.

                                    (iv)     The person in whose name the
certificate or certificates for Common Stock are to be issued shall be deemed to have become a holder of record of Common Stock on the applicable Conversion Date, unless the transfer books of the Corporation are closed on such Conversion Date, in which event the holder shall be deemed to have become the stockholder of record on the next succeeding date on which the transfer books are open, provided that the Conversion Price shall be that Conversion Price in effect on the Conversion Date.

                                    (v)      Upon conversion of only a portion
of the number of shares covered by a Designated Preferred Certificate, the Corporation shall issue and deliver to or upon the written order of the holder of such Designated Preferred Certificate, at the expense of the Corporation, a new certificate covering the number of shares of the Designated Preferred Stock representing the unconverted portion of the Designated Preferred Certificate, which new certificate shall entitle the holder thereof to all the rights, powers and privileges of a holder of such shares.

                           (c)      (i)      If a Designated Preferred
Stockholder shall surrender more than one share of Designated Preferred Stock for conversion at any one time, then the number of full shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of Designated Preferred Stock so surrendered.

                                    (ii)     No fractional shares of Common
Stock shall be issued upon conversion of Designated Preferred Stock. The Corporation shall pay a cash adjustment for any such fractional interest in an amount equal to the Current Market Price thereof on the Conversion Date, as determined in accordance with Section A.7(d)(vii) hereof.

                           (d)      For all purposes of this Part A, the
"CONVERSION PRICE" with respect to any series of Designated Preferred Stock shall be equal to the Original Purchase Price (as hereinafter defined) for such series of Designated Preferred Stock, subject to adjustment from time to time as follows:

                                    (i)      If the Corporation shall, at any
time or from time to time after the Original Issuance Date for any series of Designated Preferred Stock, issue any shares of Common Stock (which term, for purposes of this Section A.7(d)(i), including all subsections thereof, shall be deemed to include all other securities convertible into, or exchangeable or exercisable for, shares of Common Stock (including, but not limited to, Designated Preferred Stock) or options to purchase or other rights to subscribe for such convertible or exchangeable securities, in each case other than Excluded Stock (as hereinafter defined)), for a consideration per share less than the applicable Conversion Price for any series of Designated Preferred Stock in effect immediately prior to the issuance of such Common Stock or other securities (a "DILUTIVE ISSUANCE"), the Conversion Price for such series of Designated Preferred Stock in effect immediately prior to each such Dilutive Issuance shall automatically be lowered to a price equal to the consideration per share received by the Corporation upon such Dilutive Issuance (the "PRICE PER SHARE"). For the purposes of any adjustment of the Conversion Price for any series of Designated Preferred Stock pursuant to this Section A.7(d)(i), the following provisions shall be applicable:

                                              (A)  In the case of the issuance
of Common Stock in whole or in part for cash, the consideration shall be deemed to be the amount of cash paid therefor after deducting therefrom any discounts, commissions or other expenses allowed, paid or incurred by the Corporation for any underwriting or otherwise in connection with the issuance and sale thereof, plus the value of any property other than cash received by the Corporation, determined as provided in Section A.7(d)(i)(B) hereof, plus the value of any other consideration received by the Corporation determined as set forth in Section A.7(d)(i)(C) hereof.

                                              (B)  In the case of the issuance
of Common Stock for consideration in whole or in part in property other than cash, the value of such property other than cash shall be deemed to be the fair market value of such property as determined in good faith by the Board of Directors, irrespective of any accounting treatment; provided, however, that such fair market value of such property as determined by the Board of Directors shall not exceed the aggregate Current Market Price (as defined in Section A.7(d)(vii) hereof) of the shares of Common Stock being issued, less any cash consideration paid for such shares, determined as provided in Section A.7(d)(i)(A) hereof and less any other consideration received by the Corporation for such shares, determined as set forth in Section A.7(d)(i)(C) hereof.

                                              (C)  In the case of the issuance
of Common Stock for consideration in whole or in part other than cash or property, the value of such other consideration shall be deemed to be the aggregate par value of such Common Stock (or the aggregate stated value if such Common Stock has no par value).

                                              (D)  In the case of the issuance
of options or other rights to purchase or subscribe for Common Stock, securities by their terms convertible into or exchangeable for Common Stock or options to purchase or other rights to subscribe for such convertible or exchangeable securities:

                                                   (1)  the aggregate maximum
number of shares of Common Stock deliverable upon exercise of such options to purchase or rights to subscribe for Common Stock shall be deemed to have been issued at the time such options or rights were issued and for a consideration equal to the consideration (determined in the manner provided in Sections A.7(d)(i)(A), (B), and (C) hereof), if any, received by the Corporation upon the issuance of such options or rights plus the minimum purchase price provided in such options or rights for the Common Stock covered thereby (the consideration in each case to be determined in the manner provided in Sections A.7(d)(i)(A),
(B), and (C) hereof);

                                                   (2)  the aggregate maximum
number of shares of Common Stock deliverable upon conversion of, or in exchange for, any such convertible or exchangeable securities or upon the exercise of options to purchase or rights to subscribe for such convertible or exchangeable securities and subsequent conversion or exchange thereof shall be deemed to have been issued at the time such securities were issued or such options or rights were issued and for a consideration equal to the consideration received by the Corporation for any such securities and related options or rights (excluding any cash received on account of accrued interest or accrued dividends), plus the minimum additional consideration, if any, to be received by the Corporation upon the conversion or exchange of such securities or the exercise of any related options or rights (the consideration in each case to be determined in the manner provided in Sections A.7(d)(i)(A), (B), and (C) hereof);

                                                   (3)  if there is any change
in the exercise price of, or number of shares deliverable upon exercise of, any such options or rights or upon the conversion or exchange of any such convertible or exchangeable securities (other than a change resulting from the antidilution provisions thereof), then the Conversion Price shall automatically be readjusted in proportion to such change; and

                                                   (4)  upon the expiration of
any such options or rights or the termination of any such rights to convert or exchange such convertible or exchangeable securities, the Conversion Price shall be automatically readjusted to the Conversion Price that would have been obtained had such options, rights or convertible or exchangeable securities not been issued.

                                    (ii)     "EXCLUDED STOCK" shall mean:

                                             (A)      Shares of Common Stock
issued upon conversion of any shares of Designated Preferred Stock;

                                             (B)      Common Stock issued or
issuable to officers, directors or employees of or consultants or independent contractors to the Corporation, pursuant to the Advancis Pharmaceutical Corporation 2000 Stock Incentive Plan or pursuant to any written agreement, plan or arrangement, including pursuant to any options granted under any stock option plan of the Corporation, to purchase, or rights to subscribe for, such Common Stock, that has been approved by the holders of at least a majority of the combined voting power of the Designated Preferred Stock then outstanding (determined in accordance with Section A.6(a) hereof), and which, as a condition precedent to the issuance of such shares, provides for the vesting of such shares and subjects such shares to restrictions on transfers and rights of first offer or refusal in favor of the Corporation on terms that have been approved by the holders of at least a majority of the combined voting power of the Designated Preferred Stock then outstanding (determined in accordance with Section A.6(a) hereof) (collectively, the "REQUIRED TERMS"), unless any of such Required Terms are waived by holders of shares representing at least a majority of the voting power of the Designated Preferred Stock then outstanding (determined as set forth in Section A.6(a) hereof);

                                             (C)      Common Stock issued as a
stock dividend payable in shares of Common Stock, or capital stock of any class issuable upon any subdivision, recombination, split-up, stock split or reverse stock split of all the outstanding shares of such class of capital stock;

                                             (D)      Any securities issued
pursuant to the acquisition by the Corporation of any other corporation, partnership, joint venture, trust or other entity by any merger, stock acquisition, reorganization, purchase of substantially all assets or otherwise in which the Corporation, or its stockholders of record immediately prior to the effective date of such transaction, directly or indirectly, own at least a majority of the voting power of the acquired entity or the resulting entity after such transaction;

                                             (E)      Any shares of Common
Stock, Preferred Stock or any other security convertible into or exercisable or exchangeable for Common Stock or Preferred Stock issued to banks or leasing companies in order to obtain financing or to secure leases of equipment, including, without limitation:

                                                      (1)   in connection with
the Oxford Loan (as defined in Schedule 5.2 to the Series E Stock Purchase Agreement), any warrants issued to General Electric Capital Corporation, its assignee or affiliate ("GE CAPITAL") for the purchase of up to a total of 48,000 shares of Common Stock, together with any shares of Common Stock issued or issuable pursuant to such warrants;

                                                      (2)   in connection with
the GE Loan (as defined in Schedule 5.2 to the Series E Stock Purchase Agreement), any warrants issued to GE Capital, for the purchase of up to a total of 17,778 shares of Common Stock, together with any shares of Common Stock issued or issuable pursuant to such warrants; and

                                                      (3)   in connection with
the GE Loan, any shares of Common Stock, Preferred Stock or any other security convertible into or exercisable or exchangeable for Common Stock or Preferred Stock issued to GE Capital pursuant to any right granted to it by the Corporation to $1,000,000 or more of equity in each of the Corporation's subsequent rounds of private equity financing; and

                                             (F)      the warrant issued to
Alexandria Real Estate Equities, L.P. ("ALEXANDRIA") dated August 14, 2000 for the purchase of up to 20,000 shares of Common Stock and any shares of Common Stock issued or issuable pursuant to such warrant.

                                    (iii)    If the number of shares of Common
Stock outstanding at any time after the Original Issuance Date (as hereinafter defined) is increased by a stock dividend payable in shares of Common Stock or by a subdivision or split-up of shares of Common Stock, then, following the record date fixed for the determination of holders of Common Stock entitled to receive such stock dividend, subdivision or split-up, the Conversion Price shall be appropriately decreased so that the number of shares of Common Stock issuable on conversion of each share of Designated Preferred Stock shall be increased in proportion to such increase in outstanding shares.

                                    (iv)     If, at any time after the Original
Issuance Date, the number of shares of Common Stock outstanding is decreased by a combination of the outstanding shares of Common Stock, then, following the record date for such combination, the Conversion Price shall be appropriately increased so that the number of shares of Common Stock issuable on conversion of each share of Designated Preferred Stock shall be decreased in proportion to such decrease in outstanding shares.

                                    (v)      In the event, at any time after the
Original Issuance Date, of any capital reorganization, or any reclassification of the capital stock of the Corporation (other than a change in par value or from par value to no par value or from no par value to par value or as a result of a stock dividend or subdivision, split-up or combination of shares), or the consolidation or merger of the Corporation with or into another person (other than consolidation or merger in which the Corporation is the continuing corporation and which does not result in any change in the powers, designations, preferences and rights, or the qualifications, limitations or restrictions, if any, of the capital stock of the Corporation) or of the sale or other disposition of all or substantially all the properties and assets of the Corporation as an entirety to any other person (any such transaction, an "EXTRAORDINARY TRANSACTION"), then the Corporation shall provide appropriate adjustment to the Conversion Price with respect to each share of Designated Preferred Stock outstanding after the effectiveness of such Extraordinary Transaction (and excluding any Designated Preferred Stock redeemed pursuant to Section A.4(f) hereof in connection therewith) such that each share of Designated Preferred Stock outstanding immediately prior to the effectiveness of the Extraordinary Transaction (other than the shares redeemed pursuant to Section A.4(f) hereof) shall be convertible into the kind and number of shares of stock or other securities or property of the Corporation, or of the corporation resulting from or surviving such Extraordinary Transaction, that a holder of the number of shares of Common Stock deliverable (immediately prior to the effectiveness of the Extraordinary Transaction) upon conversion of such share of Designated Preferred Stock would have been entitled to receive upon such Extraordinary Transaction. The provisions of this Section A.7(d)(v) shall similarly apply to successive Extraordinary Transactions.

                                    (vi)     All calculations under this Section
A.7(d) shall be made to the nearest one-tenth of a cent ($.001) or to the nearest one-tenth of a share, as the case may be.

                                    (vii)    For the purpose of any computation
pursuant to Section A.7(c) hereof or this Section A.7(d), the Current Market Price at any date of one share of Common Stock shall be deemed to be the average of the daily closing prices for the thirty (30) consecutive business days ending on the fifth (5th) business day before the day in question (as adjusted for any stock dividend, split-up, combination or reclassification that took effect during such 30-business-day period) as follows:

                                              (A)  If the Common Stock is listed
or admitted for trading on a national securities exchange, then the closing price for each day shall be the last reported sales price regular way or, in case no such reported sales took place on such day, the average of the last reported bid and asked prices regular way, in either case on the principal national securities exchange on which the Common Stock is listed or admitted to trading.

                                              (B)  If the Common Stock is not at
the time listed or admitted for trading on any such exchange, then such price as shall be equal to the last reported sale price, or if there is no such sale price, the average of the last reported bid and asked prices, as reported by the National Association of Securities Dealers Automated Quotation System ("NASDAQ") on such day.

                                              (C)  If the Common Stock is not at
the time quoted on the NASDAQ, then such price shall be equal to the last reported bid and asked prices on such day as reported by Pink Sheets LLC, or any similar reputable quotation and reporting service, if such quotation is not reported by Pink Sheets LLC.

                                              (D)  If the Common Stock is not
traded in such manner that the quotations referred to in this Section A.7(d)(vii) are available for the period required hereunder, then the Current Market Price shall be the fair market value of such share, as determined in good faith by a majority of the entire Board of Directors.

                                    (viii)   In any case in which the provisions
of this Section A.7(d) shall require that an adjustment shall become effective immediately after a record date for an event, the Corporation may defer until the occurrence of such event (A) issuing to the holder of any share of Designated Preferred Stock converted after such record date and before the occurrence of such event the additional shares of capital stock issuable upon such conversion by reason of the adjustment required by such event over and above the shares of capital stock issuable upon such conversion before giving effect to such adjustment, and (B) paying to such holder any cash amounts in lieu of fractional shares pursuant to Section A.7(c)(ii) hereof; provided, however, that the Corporation shall deliver to such holder a due bill or other appropriate instrument evidencing such holder's right to receive such additional shares, and such cash, upon the occurrence of the event requiring such adjustment.

                                    (ix)     If a state of facts shall occur
that, without being specifically controlled by the provisions of this Section A.7, would not fairly protect the conversion rights of the holders of the Designated Preferred Stock in accordance with the essential intent and principles of such provisions, then the Board of Directors shall make an adjustment in the application of such provisions, in accordance with such essential intent and principles, so as to protect such conversion rights.

                           (e)      Whenever the Conversion Price for any series
of Designated Preferred Stock shall be adjusted as provided in Section A.7(d) hereof, the Corporation shall forthwith file and keep on record at the office of the Secretary of the Corporation and at the office of the transfer agent for the Designated Preferred Stock or at such other place as may be designated by the Corporation, a statement, signed by its President or Chief Executive Officer and by its Treasurer or Chief Financial Officer, showing in detail the facts requiring such adjustment and the Conversion Price that shall be in effect after such adjustment. The Corporation shall also cause a copy of such statement to be sent by first-class, certified mail, return receipt requested, postage prepaid, to each Designated Preferred Stockholder at such holder's address appearing on the Corporation's records. Where appropriate, such copy shall be given in advance of any such adjustment and shall be included as part of a notice required to be mailed under the provisions of Section A.7(f) hereof.

                           (f)      In the event the Corporation shall propose
to take any action of the types described in Section A.7(d)(i), (ii), (iv) or
(v) hereof, or any other Event of Sale, the Corporation shall give notice to each Designated Preferred Stockholder in the manner set forth in Section A.7(e) hereof, which notice shall specify the record date, if any, with respect to any such action and the date on which such action is to take place. Such notice shall also set forth such facts with respect thereto as shall be reasonably necessary to indicate the effect of such action (to the extent such effect may be known at the date of such notice) on the Conversion Price with respect to the Designated Preferred Stock, and the number, kind or class of shares or other securities or property which shall be deliverable or purchasable upon each conversion of Designated Preferred Stock. In the case of any action that would require the fixing of a record date, such notice shall be given at least twenty (20) days prior to the record date so fixed, and in the case of any other action, such notice shall be given at least thirty (30) days prior to the taking of such proposed action.

                           (g)      The Corporation shall pay all documentary,
stamp or other transactional taxes attributable to the issuance or delivery of shares of capital stock of the Corporation upon conversion of any shares of Designated Preferred Stock; provided, however, that the Corporation shall not be required to pay any taxes which may be payable in respect of any transfer involved in the issuance or delivery of any certificate for such shares in a name other than that of the Designated Preferred Stockholder in respect of which such shares of Designated Preferred Stock are being issued.

                           (h)      The Corporation shall reserve out of its
authorized but unissued shares of Common Stock solely for the purpose of effecting the conversion of the Designated Preferred Stock sufficient shares of Common Stock to provide for the conversion of all outstanding shares of Designated Preferred Stock.

                           (i)      All shares of Common Stock which may be
issued in connection with the conversion provisions set forth herein will, upon issuance by the Corporation, be validly issued, fully paid and nonassessable, not subject to any preemptive or similar rights and free from all taxes, liens or charges with respect thereto created or imposed by the Corporation.

                           (j)      Upon the consummation of a firm commitment
underwritten public offering of Common Stock of the Corporation registered under the Securities Act of 1933, pursuant to which (i) Common Stock is offered to the public at a price of at least $10.00 per share, as constituted on the Original Issuance Date (subject to adjustment to reflect stock splits, stock dividends, stock combinations, recapitalizations and like occurrences), and (ii) the net proceeds to the Corporation are at least $20,000,000, each share of Designated Preferred Stock then outstanding shall, by virtue of and immediately prior to the closing of such firm commitment public offering and without any action on the part of the holder thereof, be deemed automatically converted into that number of shares of Common Stock in which the Designated Preferred Stock would be convertible if such conversion were to occur at the time of the public offering of Common Stock. The holder of any shares of Designated Preferred Stock converted into Common Stock pursuant to this Section A.7(j) shall be entitled to payment of all declared but unpaid dividends, if any, payable on or with respect to such shares up to and including the date of the closing of such public offering which shall be deemed the Conversion Date for purposes of this Section A.7(j).

                  A.8. Definitions. As used in Section A of this Fifth Restated Certificate of Incorporation, the following terms shall have the corresponding meanings:

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                  "BUSINESS DAY" shall mean any day other than a Saturday,
Sunday or public holiday in the state where the principal executive office of the Corporation is located.

                  "ORIGINAL ISSUANCE DATE" shall mean (a) with respect to any share of Series A Stock, the date of first issuance by the Corporation of a share of Series A Stock, (b) with respect to any share of Series B Stock, the date of first issuance by the Corporation of a share of Series B Stock, (c) with respect to any share of Series C Stock, the date of first issuance by the Corporation of a share of Series C Stock, and (d) with respect to any share of Series D Stock, the date of first issuance by the Corporation of a share of Series D Stock, and (e) with respect to any share of Series E Stock, the date of first issuance by the Corporation of a share of Series E Stock.

                  "ORIGINAL PURCHASE PRICE" shall mean (a) with respect to the Series A Stock, $1.00 per share, (b) with respect to the Series B Stock, $1.25 per share, (c) with respect to the Series C Stock, $1.50 per share, and (d) with respect to the Series D Stock and the Series E Stock, $2.25 per share, subject, for all purposes other than Section A.7 hereof (which provisions shall be applied in accordance with their own terms), to Proportional Adjustment.

                  "PROPORTIONAL ADJUSTMENT" shall mean an adjustment made to the price of the Designated Preferred Stock upon the occurrence of a stock split, reverse stock split, stock dividend, stock combination, reclassification or other similar change with respect to such security, so that the price of one share of the Designated Preferred Stock before the occurrence of any such change shall equal the aggregate price of the share (or shares or fractional share) of such security (or any other security) received by the holder of the Designated Preferred Stock with respect thereto upon the effectiveness of such change.

                  PART B. ADDITIONAL SERIES OF PREFERRED STOCK

                  B.1. Designation of Additional Series of Preferred Stock. Subject to Section A.6 hereof, the Board of Directors is hereby expressly authorized to provide for, designate and issue, out of the authorized but unissued shares of Preferred Stock, one or more other series of Preferred Stock in addition to the Designated Preferred Stock, subject to the terms and conditions set forth herein. Before any shares of any such series are issued, the Board of Directors shall fix, and hereby is expressly empowered to fix, by resolution or resolutions, the following provisions of the shares of any such series:

                           (a)      the designation of such series, the number
of shares to constitute such series and the stated value thereof, if different from the par value thereof;

                           (b)      whether the shares of such series shall have
voting rights or powers, in addition to any voting rights required by law, and, if so, the terms of such voting rights or powers, which may be full or limited;

                           (c)      the dividends, if any, payable on such
series, whether any such dividends shall be cumulative, and, if so, from what dates, the conditions and dates upon which such dividends shall be payable, the preference or relation which such dividends shall bear to the dividends payable on any shares of stock of any other class or series;

                           (d)      whether the shares of such class or series
shall be subject to redemption by the Corporation, and, if so, the times, prices and other conditions of such redemption;

                           (e)      the amount or amounts payable with respect
to shares of such class or series upon, and the rights of the holders of such class or series in, the voluntary or involuntary liquidation, dissolution or winding up, or upon any distribution of the assets, of the Corporation;

                           (f)      whether the shares of such class or series
shall be subject to the operation of a retirement or sinking fund and, if so, the extent to and manner in which any such retirement or sinking fund shall be applied to the purchase or redemption of the shares of such class or series for retirement or other corporate purposes and the terms and provisions relative to the operation thereof;

                           (g)      whether the shares of such class or series
shall be convertible into, or exchangeable for, shares of stock of any other class or series of any other securities and, if so, the price or prices or the rate or rates of conversion or exchange and the method, if any, of adjusting the same, and any other terms and conditions of conversion or exchange;

                           (h)      the limitations and restrictions, if any, to
be effective while any shares of such class or series are outstanding upon the payment of dividends or the making of other distributions on, and upon the purchase, redemption or other acquisition by the Corporation of, the Common Stock or shares of stock of any other class or series;

                           (i)      the conditions or restrictions, if any, to
be effective while any shares of such class or series are outstanding upon the creation of indebtedness of the Corporation or upon the issue of any additional stock, including additional shares of such class or series or of any other class or series; and

                           (j)      any other powers, designations, preferences
and relative, participating, optional or other special rights, and any qualifications, limitations or restrictions thereof.

                  The powers, designations, preferences and relative, participating, optional or other special rights of each series of Preferred Stock, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding. The Board of Directors is hereby expressly authorized from time to time to increase (but not above the total number of authorized shares of Preferred Stock) or decrease (but not below the number of shares thereof then outstanding) the number of shares of stock of any series of Preferred Stock designated to any one or more series of Preferred Stock pursuant to this Section B.1.

                              PART C. COMMON STOCK

                  C.1. Designation. The designation of this class of capital stock shall be "COMMON STOCK," par value $.01 per share ("COMMON STOCK"). The number of shares, powers, terms, conditions, designations, preferences and privileges, relative, participating, optional and other special rights, and qualifications, limitations and restrictions, shall be as set forth in this

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Part C. The number of authorized shares of Common Stock may be increased or decreased (but not below the combined number of shares thereof then outstanding and those reserved for issuance upon conversion of the Designated Preferred Stock) by the affirmative vote of the holders of the majority of the stock of the Corporation entitled to vote, irrespective of the provisions of Section 242(b)(2) of the Delaware General Corporation Law.

                  C.2. Voting. Except as provided in this Restated Certificate of Incorporation or by applicable law, each Common Stockholder shall be entitled to one vote for each share of Common Stock held of record on all matters as to which Common Stockholders shall be entitled to vote, which voting rights shall not be cumulative.

                  C.3. Other Rights. Each share of Common Stock issued and outstanding shall be identical in all respects with each other such share, and no dividends shall be paid on any shares of Common Stock unless the same dividend is paid on all shares of Common Stock outstanding at the time of such payment. Except for and subject to those rights expressly granted to the holders of Preferred Stock and except as may be provided by the laws of the State of Delaware, the Common Stockholders shall have all other rights of stockholders, including, without limitation, (a) the right to receive dividends, when and as declared by the Board of Directors, out of assets lawfully available therefor, and (b) in the event of any distribution of assets upon a liquidation, dissolution or winding-up of the affairs of the Corporation (each, a "LIQUIDATION") or otherwise, the right to receive ratably and equally, together with the holders of the Preferred Stock and the holders of outstanding shares of any other class or series of stock, all the assets and funds of the Corporation remaining after the payment to the holders of the Preferred Stock of the specific amounts which they are entitled to receive upon such Liquidation, as provided herein.

                                   ARTICLE IV
                                Registered Agent

                  The address of the registered office of the Corporation in the State of Delaware is Corporation Trust Center, 1209 Orange Street, County of New Castle, Wilmington, Delaware 19801. The name of the registered agent of the Corporation at such address is The Corporation Trust Company.

                                   ARTICLE V
                               Board of Directors

                  Subject to the provisions of Section A.6(c) of Article III hereof, the number of directors of the Board of Directors shall be not in excess of six (6) persons, two (2) of whom shall be Preferred Directors, as defined in Section A.6(b)(i) of Article III hereof. Unless and except to the extent that the Bylaws of the Corporation otherwise require, the election of directors of the Corporation need not be by written ballot.

                                   ARTICLE VI
                                     Bylaws

                  In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the Board of Directors is expressly authorized to adopt, amend or repeal the Bylaws of the Corporation, subject to the provisions of Section A.6 of Article III hereof.

                                  ARTICLE VII
                               Perpetual Existence

                  The Corporation is to have perpetual existence.

                                  ARTICLE VIII
                              Amendments and Repeal

                  Except as otherwise specifically provided in this Fifth Restated Certificate of Incorporation, the Corporation reserves the right at any time, and from time to time, to amend, alter, change or repeal any provision contained in this Restated Certificate of Incorporation, and to add or insert other provisions authorized at such time by the laws of the State of Delaware, in the manner now or hereafter prescribed by law; and all rights, preferences and privileges of whatsoever nature conferred upon stockholders, directors or any other persons whomsoever by and pursuant to this Fifth Restated Certificate of Incorporation in its present form or as hereafter amended are granted subject to the rights reserved in this Article VIII.

                                   ARTICLE IX
                          Compromises and Arrangements

                  Whenever a compromise or arrangement is proposed between the Corporation and its creditors or any class of them and/or between the Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for the Corporation under
Section 291 of the Delaware General Corporation Law or on the application of trustees in dissolution or of any receiver or receivers appointed for the Corporation under Section 279 of the Delaware General Corporation Law, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, to be summoned in such manner as such court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the Corporation as a consequence of such compromise or arrangement, then such compromise or arrangement and such reorganization shall, if sanctioned by the court to which such application has been made, be binding on all the creditors or class of creditors, and/or on all of the stockholders or class of stockholders of the Corporation, as the case may be, and also on the Corporation.

                                   ARTICLE X
                             Limitation of Liability

                  No director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for breach of his or her fiduciary duty as director; provided, however, that nothing contained in this
Article X shall eliminate or limit the liability of a director:

                           (a)      for any breach of the director's duty of
loyalty to the Corporation or its stockholders;

                           (b)      for acts or omissions not in good faith or
which involve intentional misconduct or a knowing violation of the law;

                           (c)      under Section 174 of the General Corporation
Law of the State of Delaware; or

                           (d)      for any transaction from which the director
derived improper personal benefit.

                  No amendment to or repeal of this Article X shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

                                   ARTICLE XI
                                 Indemnification

                  The Corporation shall, to the maximum extent permitted from time to time under the laws of the State of Delaware, indemnify and upon request shall advance expenses to any person who is or was a party or is threatened to be made a party to any threatened, pending or completed action, suit, proceeding or claim, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was or has agreed to be a director or officer of the Corporation or while a director or officer is or was serving at the request of the Corporation as a director, officer, employer or agent of any corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, against any and all expenses (including attorney's fees and expenses), judgments, fines, penalties and amounts paid in settlement or incurred in connection with the investigation, preparation to defend or defense of such action, suit, proceeding or claim. Such rights arising under any bylaw, agreement, vote of directors or stockholders or otherwise shall inure to the benefit of the heirs and legal representatives of such person. Any repeal or modification of the foregoing provisions of this Article XI shall not adversely affect any right or protection of a director or officer of this Corporation existing at the time of such repeal or modification.

                         [SIGNATURES ON FOLLOWING PAGE]

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

                  IN WITNESS WHEREOF, the undersigned has caused this Restated Certificate of Incorporation to be duly executed on its behalf as of July 1, 2003.

                                      ADVANCIS PHARMACEUTICAL CORPORATION

                                      By: /s/ Edward M. Rudnic
                                         --------------------------------------
                                          Edward M. Rudnic, Ph.D.
                                          President and Chief Executive Officer
ATTEST:

/s/ Steven A. Shallcross
--------------------------
Secretary